Exhibit 10.39

EMPLOYMENT AGREEMENT AMENDMENT 1

March 15, 2022

Andrea Olshan

Dear Andrea,

Reference is made to that certain employment agreement between you and Seritage Growth Properties (the “Company”), dated February 7, 2021 (the “Employment Agreement”). Capitalized terms that are not defined herein shall have the meanings assigned to such terms in the Employment Agreement.

In light of a variety of factors, the Compensation Committee recently approved certain changes to the Company’s practices in respect of its annual cash bonus program and annual equity award program. These changes, as reflected in this letter agreement, (the “Amendment”), will be deemed to amend the applicable terms of your Employment Agreement.

1. Employment Agreement Amendments.

(a) Notwithstanding anything to the contrary in Section 2(c) of the Employment Agreement regarding a payout range and performance goals, your annual bonus for the 2022 calendar year will be fixed at the “target” bonus level of 140% of your annual base salary, and there will be no performance metrics applicable to your 2022 annual bonus. The 2022 annual bonus will be paid in accordance with the Company’s typical annual bonus payment schedule and, except as set forth herein, remains subject to the other applicable provisions of your Employment Agreement including, for the avoidance of doubt, the treatment of the annual bonus amount in the event of a termination of employment as described in Section 3 of the Employment Agreement.

(b) Notwithstanding anything to the contrary in Section 2(d) of the Employment Agreement regarding the applicable form of equity awards, the following provisions shall apply:

(i) The 2021 annual equity awards to be granted in 2022 will be comprised entirely of time-based restricted stock units (with no portion of your annual target equity award bonus being allocated to performance-based restricted stock units) (the “2021 Annual Equity Grants”). The 2021 Annual Equity Grants will vest ratably over three-years based on the first three anniversaries of the date of grant, subject to acceleration in the event of a termination of the your employment by the Company without Cause, by you for Good Reason, or in the event the 2021 Annual Equity Grants are not assumed in a transaction that is a change-in-control of the Company, all in accordance with the terms of the Employment Agreement with respect to Annual RSUs.

(ii) Beginning with grants that would be granted in 2023 and future years, in lieu of an annual equity grant, the value of your annual target equity award bonus will be awarded in the form of cash, rather than in the form of an equity award, and, unless otherwise determined by the Compensation Committee of the Board of Trustees of the Company at the time of grant, the cash awards will be subject to the same time-based vesting conditions as are applicable to the 2021 Annual Equity Grants set forth in Section 1(b)(i) above.

[Signature Page to Amendment]

(c) For the avoidance of doubt, the terms of Sections 2(g) and 3(b)(v) of your Employment Agreement, in each case concerning the treatment of outstanding equity awards in the event of a change in control and in the event of certain termination events, respectively, will continue to govern your outstanding equity awards.

2. Miscellaneous.

(a) This Amendment shall be considered an amendment to your Employment Agreement. All other terms and conditions set forth in the Employment Agreement, except as specifically modified by this Amendment, shall continue in full force and effect.

(b) This Amendment constitutes the entire agreement between the parties hereto, and supersedes all prior representations, agreements, and understandings (including any prior course of dealings), both written and oral, between the parties hereto with respect to the changes to the Company’s cash bonus program or annual equity grant program.

(c) This Amendment may be executed via PDF or facsimile and in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

[Signature Page Follows]

IF = IF 2 = 1 1 00 * IF COMPARE SECTION 1 = "1" 1 = 1 1 010 = 1 DOCPROPERTY "CUS_DocIDChunk0" 28502720.v4

We look forward to your continued contributions to the success of the Company. Please acknowledge your acceptance of the terms of this Amendment and return it to the Company as soon as possible.

Sincerely,

Seritage Growth Properties.

By:

Name: Matthew Fernand

Title: Chief Legal Officer & Corporate Secretary

Acknowledged and agreed:

Andrea Olshan

Date:

[Signature Page to Amendment]